UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

Energy Focus, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32000 Aurora Road Solon, Ohio	44139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 715-1300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2011 Energy Focus, Inc. (the “Company”) announced a change in our Chief Financial Officer.

Effective immediately, the Company has appointed Eric Hilliard as acting Vice President of Finance and Chief Financial Officer. Mr. Hilliard has been employed by the Company since November 13, 2006 as our Vice President of Operations and Chief Operating Officer. In his capacity as Chief Operating Officer, the Company’s Chief Financial Officer reported to him. Mr. Hilliard will continue in his role as the Company’s Chief Operating Officer.

Also, effective immediately, Mr. Frank Lamanna, has been appointed interim Chief Accounting Officer. Mr. Lamanna has been employed by Energy Focus, Inc. as our Corporate Controller since November 4, 2008. Prior to joining Energy Focus, Mr. Lamanna served as a Corporate Controller for a private lighting products distributor and Chief Financial Officer of a publicly traded services company. In addition to having the financial organization report directly to him, Mr. Lamanna will assume certification responsibility for our public financial filings.

Nicholas G. Berchtold, the Company’s former Vice President and Chief Financial Officer, from August 10, 2007 to the present, has accepted a position as Chief Financial Officer with a Dayton, OH area firm. The Company thanks Mr. Berchtold for his efforts as the Company’s Chief Financial Officer and wishes him the best in his new position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2011

Energy Focus, Inc.

	By	/s/ Joseph G. Kaveski

	Name:	Joseph G. Kaveski
	Title:	Chief Executive Officer

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